Exhibit 99.1

Lipocine Announces Presentations at The International Liver Congress™ 2021 Digital Event

SALT LAKE CITY, June 23, 2021-- Lipocine Inc. (Nasdaq: LPCN), a clinical-stage biopharmaceutical company focused on metabolic and endocrine disorders, today announced that clinical data will be presented at The International Liver Congress™ 2021, the annual meeting of the European Association for the Study of the Liver (“EASL”), Digital Event, on June 23-26, 2021.

1.	Title: Oral LPCN 1144 treatment significantly reduced liver fat and key liver injury markers in biopsy confirmed NASH subjects: Results of a Phase 2 randomized controlled study Low Testosterone in Males may Warrant Liver Health Assessment Intervention
Session Type: Poster Session
Category: NAFLD: Therapy

Date: June 23, 2021 8:00 a.m. E.T. to 6:00 p.m. E.T

ePoster Session: June 25, 2021 11:30 a.m. E.T.

2.	Title: High prevalence of low normal or overtly hypogonadal levels of testosterone observed in histologically established NASH subjects in LiFT Study
Session Type: Poster Session
Category: NAFLD: Therapy

Date: June 23, 2021 8:00 a.m. E.T. to 6:00 p.m. E.T

3.	Title: LPCN 1144 improves body composition in biopsy-confirmed NASH patients Session Type: Poster Session Category: Late Breaker: General Hepatology

Date: June 23, 2021 8:00 a.m. E.T. to 6:00 p.m. E.T

About Lipocine
Lipocine Inc. is a clinical-stage biopharmaceutical company focused on metabolic and endocrine disorders using its proprietary drug delivery technologies. Lipocine's clinical development pipeline includes: TLANDO, LPCN 1144, TLANDO XR, LPCN 1148, LPCN 1154 and LPCN 1107. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate, has received tentative approval from the FDA for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism, in adult males. LPCN 1144, an oral prodrug of bioidentical testosterone, recently completed a proof-of-concept clinical study demonstrating the potential utility in the treatment of non-cirrhotic NASH. LPCN 1144 is currently being studied in a Phase 2 clinical study.  TLANDO XR, a novel oral prodrug of testosterone, originated and is being developed by Lipocine as a next-generation oral testosterone product with potential for once-daily dosing. In a phase 2 clinical evaluation when administered as once daily or twice daily TLANDO XR met the typical primary and secondary end points. LPCN 1148 is an oral prodrug of bioidentical testosterone targeted for the treatment of cirrhosis. LPCN 1154 is an oral neurosteriod targeted for the treatment of depressive disorders. LPCN 1107 is potentially the first oral hydroxyprogesterone caproate product candidate indicated for the prevention of recurrent preterm birth and has been granted orphan drug designation by the FDA. For more information, please visit www.lipocine.com.

Forward-Looking Statements
This release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding Lipocine's product candidates and related clinical trials, the timing of completion of clinical trials and studies, the availability of additional data, outcomes of clinical trials of our product candidates, the potential uses and benefits of our product candidates, and our product development efforts. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risk that the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals, the results and timing of clinical trials, patient acceptance of Lipocine's products, the manufacturing and commercialization of Lipocine's products, and other risks detailed in Lipocine's filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov.  Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

Contact:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

mb@lipocine.com

Investors:

Hans Vitzthum

Phone: (617) 535-7743

hans@lifesciadvisors.com